Exhibit 99.1

Synthesis Energy Systems, Inc. Reports Fiscal 2014 Financial Results and Provides Business Update

Company Reports $17.5 Million Revenue for the Year Versus $0.6 Million for the Prior Year

HOUSTON, September 10, 2014 -- Synthesis Energy Systems, Inc. (SES) (NASDAQ: SYMX) today reported financial and operating results for its fiscal 2014 year and fourth quarter, ended June 30, 2014.

“Our focus during this past fiscal year has been on delivering results from our joint venture operations in China and on laying a strong foundation for commercialization. Now, with our technology proven at our operating plants, the company is partnering with major global technology, manufacturing and operating companies to facilitate entry into the large global energy and chemicals markets where we believe our technology can deliver value and make a positive impact,” said Robert Rigdon, SES President and Chief Executive Officer. “Our technology’s success is gaining the attention of major companies around the world. Our core technology differentiation for cleanly and economically processing a wide range of solid-based energy feedstocks, which we believe is the future of gasification, is the key that has enabled our partnering success during our fiscal 2014.”

“Our initial strategic partnerships are with GE Packaged Power, Midrex Technologies and Zhangjiagang Chemical Machinery (ZCM). Together with GE, we are targeting the global market for distributed power generation. We signed our first Letter of Intent in January 2014. Our business development effort, along with collaborators, IEG and Tuten, are progressing the development of a 160 MW power plant offering for K-Electric, using SES Gasification Technology and GE turbines,” said Rigdon. “Our ZCM China joint venture, Jiangsu Tianwo-SES Clean Energy Technologies (T-SEC), is an example of a regional partnership extending across multiple industrial sectors in China and select Asian markets. This partnership, which launched operations in April, is intended to open new channels to the market and strengthen our manufacturing and fulfillment capability. Most recently in late May, we entered into an exclusive agreement for the joint marketing of coal gasification-based Direct Reduced Iron (DRI) facilities with Midrex and, together, we have engaged T-SEC to assist us with our initial focus, which is on DRI in China. This collaboration is intended to provide an economical and clean technology product offering for the production of Direct Reduced Iron product for the steel industry from coal-based energy, versus natural gas.”

Rigdon added, “We believe the combined strengths of these partnerships and joint product offerings will lead to faster, multiple deployments of SES’s clean energy gasification systems to address the ever-increasing and varied needs of the global energy and chemicals landscape. We are hopeful that these initial partnerships will begin to contribute to our financial results during fiscal 2015 while we continue to push new initiatives forward, to expand our global footprint.”

“Also in fiscal 2014, we assumed operational control of Xuecheng Energy’s methanol operations adjacent to our Zao Zhuang (ZZ) JV plant and started producing and selling methanol during our second fiscal quarter. We have taken ZZ from zero revenue the previous two years to delivering $14.9 million this past fiscal 2014. This was accomplished in an exceptionally challenging methanol price environment during the last six months in China. Because of the additional coke oven gas feedstock that we expect to come on line soon, combined with other technical and commercial optimizations now underway, we expect continuing improvement in financial results from ZZ. To that end, we have placed more experienced and high level resources to strengthen and accelerate operational capabilities and improve the financial performance of all our global growth initiatives, including our core operating plants, China joint venture, DRI steel and distributed power,” concluded Rigdon.

Recent Corporate Highlights

•	Distributed Power Business: SES and its power collaborators, GE Packaged Power, ISTROENERGO GROUP (IEG) and TUTEN, are working together to develop, design and provide a turnkey power plant to K-Electric, announced in January, 2014. Together, this team is progressing the development of a 160 MW power plant offering for K-Electric using SES Gasification Technology and GE turbines. K-Electric (formerly known as Karachi Electric Supply Company) is a large electric utility company in Karachi, Pakistan, with over 2.3 GW of installed electric generating capacity. The partnership believes this to be the first of several proposed projects, which will provide cleaner power from low cost coals in developing economies.

•	Direct Reduced Iron (DRI) Business: SES and Midrex Technologies, a division of Kobe Steel, launched an exclusive partnership in late May 2014. Midrex Technologies, whose technology produces about 60% of the world’s DRI product, is the global market leader in DRI. The collaboration intends to combine the SES Gasification Technology with the industry-leading MIDREX® Direct Reduction Process to enable clean production of DRI product for the steel industry from low-quality coals, versus natural gas, in order to convert iron ore into high-purity DRI. SES believes this is a much needed, cleaner solution for the projected long term viability of the steel industry across Asia.

•	China Joint Venture: SES’s China joint venture with Zhangjiagang Chemical Machinery (ZCM), a leading manufacturer and supplier of process industry equipment to China’s coal gasification based projects, launched operations as Jiangsu Tianwo-SES Clean Energy Technologies (T-SEC) in April 2014. SES believes that T-SEC is positioned to address the projected new growth wave of China coal gasification projects expected to be more focused on meeting the market and environmental needs. T-SEC is also helping build new partnerships within market segments including DRI steel, power, transportation fuels and, for longer-term value creation, larger scale synthetic natural gas (SNG) projects.

•	Plant Operations:

Zao Zhuang Joint Venture Methanol Plant (ZZ) – Since taking control of Xuecheng Energy’s methanol operations adjacent to the plant on October 31, 2013, ZZ has successfully been producing methanol primarily from coke oven gas. This past quarter, the facility produced 13,628 tonnes of methanol while generating $4.4 million in revenues from the sale of 12,891 tonnes of methanol; $14.9 million in revenues were generated in fiscal 2014. SES is focused on reducing unit costs and forced outages, and has been able to generate revenues and operate in different modes based on market conditions. The operations team has managed ZZ under challenging methanol market conditions but has contractually secured new feedstock resources, including 30% to 40% additional COG feedstock from Shandong Shenghuo Xulong Coal Chemical Company (Red Leaf), to drive down unit production costs. SES owns 97.6% of the ZZ JV.

Yima Joint Venture Methanol Plant (Yima) – Yima, which had been placed in a second short-term outage in July by the JV to complete remaining “punch-list items,” has recently undergone a significant management restructuring with day-to-day plant management and operational control now under the operations of its parent company, Henan Coal and Chemical Industry Group. There are no asset ownership changes. The new operations management team is experienced at running and optimizing a methanol plant of Yima’s scale. This team is successfully operating two other large-scale methanol plants and the group General Manager is a respected leader who is known by SES’s China team. SES continues to own 25% of the Yima JV.

•	Corporate News:

SES strengthened the company’s operational capabilities in August. Charles Costenbader was moved from CFO to Chief Operating Officer, and Roger L. Ondreko was moved from Chief Accounting Officer to Chief Financial Officer. Both Messrs. Costenbader and Ondreko report to Mr. Rigdon.

SES appointed Charles M. Brown to its Board of Directors in July, bringing the total number of board members to eight, seven of whom are independent. Mr. Brown has led 20 different operating businesses and more than two dozen factories around the world in a wide variety of industrial and consumer product categories. He most recently served as President, CEO and a board member of Flow International Corporation, from 2007 until its sale in 2014.

Fiscal Fourth Quarter 2014 Financial Results (Unaudited)

The Company reported $4.4 million of revenue for the three months ended June 30, 2014, versus $192,000 for the three months ended June 30, 2013. The increase in revenue was primarily due to ZZ JV methanol revenue.

The Company’s operating loss for the fourth quarter of fiscal 2014 was improved to $4.1 million versus an operating loss of $5.5 million for the fourth quarter of fiscal 2013. The decrease in operating loss was primarily due to 30% reduction in overall general and administrative expenses and reduction in non-cash stock-based compensation expenses.

The net loss attributable to stockholders for the fourth quarter of fiscal 2014 was $4.5 million, or $0.06 per share, versus a loss of $5.7 million, or $0.09 per share, for the prior year’s fourth quarter.

As of June 30, 2014, the Company had cash and cash equivalents of $19.4 million and working capital of $11.4 million.

Fiscal 2014 Financial Results (Unaudited)

For the fiscal year ended June 30, 2014, total revenues were $17.5 million versus $0.6 million for fiscal 2013.The increase in revenue was primarily due to $14.9 million increase in product sales for the ZZ Joint Venture and plant and equipment sale of $2.6 million to the Yima Joint Venture.

The operating loss for fiscal 2014 was $13.6 million compared to an operating loss of $18.4 million for fiscal 2013. The reduction was due to a restructuring of the Company’s China business, generating a significant general and administrative expense reduction of $3.64 million from the prior fiscal year.

The net loss attributable to stockholders for fiscal 2014 was $14.2 million or $(0.22) per share versus $19.9 million or $(0.33) per share for fiscal 2013.

Conference Call Information

SES’s President and CEO, Robert W. Rigdon, CFO and Corporate Secretary, Roger L. Ondreko, and COO, Charles Costenbader, will hold a conference call to review the Company’s financial results and provide an update on corporate developments beginning at 4:15 p.m. EDT on September 10.

To access the live webcast, please log on to www.synthesisenergy.com. Alternatively, interested parties may participate in the SES telephone conference call by phoning (866) 652-5200 (U.S) or (412) 317-6060 (Int’l). Callers should request the “Synthesis Energy Systems, Inc. call.” Interested parties can pre-register for the call at: http://dpregister.com/10051986.

An archived version of the SES conference call webcast will be available on the company's website through October 10, 2014. A telephone replay of the call will be available beginning approximately one hour after its completion and will be available through October 10, 2014. Interested parties can access the telephonic replay by phoning (877) 344-7529 (U.S.) or (412) 317-0088 (Int’l). The PIN access code for both the live call and replay is: 10051986.

About Synthesis Energy Systems, Inc.

Synthesis Energy Systems (SES) is a Houston-based technology company focused on bringing clean high-value energy to developing countries from low-cost and low-grade coal and biomass through its proprietary gasification technology based upon U-Gas®, licensed from the Gas Technology Institute. The SES Gasification Technology enables greater fuel flexibility for both large-scale and efficient small- to medium-scale operations close to fuel sources. Fuel sources include low-rank, low-cost high ash, high moisture coals, which are significantly cheaper than higher grade coals, many coal waste products, and biomass feedstocks. For more information, please visit: www.synthesisenergy.com

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are the development stage of SES operating assets; the ability of our ZZ joint venture to effectively operate XE's methanol plant and produce methanol; the ability of our product with Yima to produce earnings and pay dividends; our ability to develop and expand business of the ZCM joint venture in the joint venture territory; our ability to develop the SES power business unit and marketing arrangement with GE and our other business verticals, including DRI steel, through our marketing arrangement with Midrex Technologies, and renewables; our ability to successfully develop the SES licensing business; to reduce operating costs; our limited history, and viability of our technology; commodity prices, and the availability and terms of financing; our ability to obtain the necessary approvals and permits for future products; our ability to raise additional capital, if any, and our ability to estimate the sufficiency of existing capital resources; the sufficiency of internal controls and procedures; and our results of operations in countries outside of the U.S., where we are continuing to pursue and develop products. Although SES believes that in making such forward-looking statements our expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected by us. SES cannot assure you that the assumptions upon which these statements are based will prove to have been correct.

Contact:

MDC Group

Investor Relations:

David Castaneda

Arsen Mugurdumov

414.351.9758

IR@synthesisenergy.com

Media Relations:

Susan Roush

747.222.7012

PR@synthesisenergy.com

TABLES FOLLOW

SYNTHESIS ENERGY SYSTEMS, INC.

Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Revenue:
Product sales and other — related parties	$4,366	$45	$14,880	$45
Technology licensing and related services	—	147	—	534
Related party sale	(8)	—	2,627	—
Total revenue	4,358	192	17,507	579

Costs and Expenses:
Costs of sales and plant operating expenses	5,428	211	17,361	750
General and administrative expenses	2,816	4,047	9,958	13,599
Stock-based compensation expense	365	849	2,219	2,317
Depreciation and amortization	567	569	2,293	2,292
Other	(675)	—	(675)	—

Total costs and expenses	8,501	5,676	31,156	18,958

Operating loss	(4,143)	(5,484)	(13,649)	(18,379)

Non-operating (income) expense:
Equity in losses of joint ventures	—	213	2	1,372
Foreign currency losses	(7)	(55)	(2)	(80)
Interest income	(11)	(9)	(33)	(50)
Interest expense	89	54	381	302

Net loss	(4,214)	(5,687)	(13,997)	(19,923)
Less: net (income) loss attributable to noncontrolling interests	(282)	22	(246)	(10)
Net loss attributable to stockholders	$(4,496)	$(5,665)	$(14,243)	$(19,933)

Net loss per share:
Basic and diluted	$(0.06)	$(0.09)	$(0.22)	$(0.33)

Weighted average common shares outstanding:
Basic and diluted	72,815	63,442	66,118	60,171

SYNTHESIS ENERGY SYSTEMS, INC.

Consolidated Balance Sheets

(In thousands)

(Unaudited)

	June 30, 2014	June 30, 2013
ASSETS

Current assets:
Cash and cash equivalents	$19,407	$15,870
Accounts receivable-related party	676	2
Prepaid expenses and other currents assets	873	2,636
Inventory	865	—
Total current assets	21,821	18,508
Property, plant and equipment, net	31,499	32,641
Intangible assets, net	1,049	1,060
Investment in joint ventures	34,856	33,311
Other long-term assets	2,481	2,844
Total assets	$91,706	$88,364

LIABILITIES AND EQUITY

Current liabilities:
Accrued expenses and accounts payable	$7,167	$7,632
Short-term bank loan	3,251	—
Current portion of long-term bank loan	—	2,428
Total current liabilities	10,418	10,060
Total liabilities	10,418	10,060

Equity:
Stockholders’ Common stock, $0.01 par value: 200,000 shares authorized: 73,107 and 63,583 shares issued and outstanding, respectively	731	636
Additional paid-in capital	241,125	224,337
Deficit accumulated during development stage	(165,984)	(151,741)
Accumulated other comprehensive income	6,062	5,958
Total stockholders’ equity	81,934	79,190
Noncontrolling interests in subsidiaries	(646)	(886)
Total equity	81,288	78,304
Total liabilities and equity	$91,706	$88,364